   As Filed with the Securities and Exchange Commission on November 23, 1999

                                              Registration No. 33-_________

 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                             ----------------------

                         INFORMATION-HIGHWAY.COM, INC.
               (Exact name of issuer as specified on its charter)

           Florida                                          65-0154103
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                           #185-10751 Shellbridge Way
                   Richmond, British Columbia V6X 2W8, Canada
                    (Address of principal executive offices)

                           INFORMATION HIGHWAY, INC.
                               STOCK OPTION PLAN
                            (Full title of the plan)

                  Please send copies of all communications to:

JOHN G. ROBERTSON                           JAMES L. VANDEBERG, ESQ.
President, Information-Highway.com, Inc.    Vandeberg Johnson & Gandara
#185-10751 Shellbridge Way                  600 University Street, Suite 2424
Richmond, British Columbia V6X 2W8          Seattle, Washington  98101-1192
(604) 278-5996                              (206) 464-0404

  (Name, address including zip code, telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


========================================================================================================================
Title of Securities         Amount Being           Proposed Maximum         Proposed Maximum            Amount of
Being Registered           Registered (1)         Offering Price Per       Aggregate Offering        Registration Fee
                                                       Share (2)                Price (2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, No Par
Value                      1,020,000              $9.8125                  $10,008,750.00           $2782.43
------------------------------------------------------------------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) This number represents shares of the Registrant's common stock, no par value per share ("Common Stock"), being registered for future issuance under the Information Highway, Inc. Stock Option Plan (the "Plan") and shares of Common Stock previously issued to non-affiliates pursuant to the Plan being registered for resale, but it does not include either (a) 830,000 shares (and their related option offers) exempt from registration under Rule 701 or (b) 650,000 shares reserved for issuance under the Plan that are subject to option grants to persons in connection with transactions for which registration on Form S-8 may not be available.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1, 3) and Rule 457(c) under the Securities Act of 1933 (the "Securities Act"), the price per share is estimated based on the average of the high and low prices reported for shares of the Registrant's Common Stock as of November 19, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference in the Registration Statement:

         (a) The Registrant's effective registration statement on Form 10-SB.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act).

         (c) The description of the Common Stock contained in the Registrant's effective registration statement on Form 10-SB, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 5.  Interests of Named Experts and Counsel.

         James L. Vandeberg is a director of the Registrant and a partner in the law firm of Vandeberg Johnson & Gandara, counsel to the Registrant. Mr. Vandeberg directly owns 61,000 shares of the Registrant's common stock and has options to acquire 100,000 shares of the Registrant's common stock at a price of $4.00 per share that must be exercised by November 5, 2004.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Articles of Incorporation provide that the Registrant must indemnify each of its (i) fiduciaries within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan, and (ii) directors and officers, to the fullest extent permitted under the Florida Business Corporation Act, against all liabilities incurred by reason of the fact that the person is or was a director or officer of the Registrant or a fiduciary of an employee benefit plan, or is or was serving at the request of the Registrant as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         The effect of these provisions is potentially to indemnify the Registrant's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant.

Item 7.  Exemption from Registration Claimed.

         No restricted securities are to be reoffered or resold pursuant to this registration statement. Of the 2,500,000 shares reserved for issuance under the Plan, 830,000 are not being registered because they are exempt from registration pursuant to Rule 701 under the Securities Act of 1933, and 650,000 are not being registered because they are subject to option grants to persons in connection with transactions for which registration on Form S-8 may not be available.

Item 8.  Exhibits.

Exhibit Number    Description
--------------    -----------

     4.1*         Information Highway, Inc. Stock Option Plan

     4.2*         Form of Stock Option Agreement

     5.1          Opinion of Vandeberg Johnson & Gandara

    23.1          Consent of Elliott Tulk Pryce Anderson, Chartered Accountants

    23.2          Consent of Vandeberg Johnson & Gandara (see Exhibit 5.1)

* Incorporated by reference from the Company's registration statement on Form 10-SB filed with the Securities and Exchange Commission on April 14, 1999.

Item 9.  Undertakings.

A.  The undersigned Registrant hereby undertakes:

    (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, CANADA, on November 22, 1999.


                                    INFORMATION-HIGHWAY.COM, INC.


                                    /s/ John G. Robertson
                                    -------------------------------------
                                    John G. Robertson
                                    President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ John G. Robertson                                 President, Chief Executive Officer and          11/22/99
---------------------------------------------------                                              -----------------
John G. Robertson                                       Director                                       (Date)

/s/ James L. Vandeberg                                Vice-President, Chief Operating Officer         11/22/99
---------------------------------------------------                                              -----------------
James L. Vandeberg                                      and Director                                   (Date)

/s/ Jennifer Lorette                                  Vice-President, Chief Financial Officer,        11/22/99
---------------------------------------------------                                              -----------------
Jennifer Lorette                                        Principal Accounting Officer and Director      (Date)

/s/ Carol Coleman                                     Controller                                      11/22/99
---------------------------------------------------                                              -----------------
Carol Coleman                                                                                          (Date)

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates set forth below.

INFORMATION HIGHWAY, INC. STOCK OPTION PLAN


/s/ John G. Robertson Richmond, BC          Director              11/22/99
-----------------------------------                          -----------------
John G. Robertson                                                  (Date)


/s/ James L. Vandeberg Seattle, WA          Director              11/22/99
-----------------------------------                          -----------------
James L. Vandeberg                                                 (Date)


/s/ Jennifer Lorette Richmond, BC           Director              11/22/99
----------------------------------                           -----------------
Jennifer Lorette                                                   (Date)

                                LIST OF EXHIBITS

Exhibit Number              Description
--------------              -----------

     4.1*                   Information Highway, Inc. Stock Option Plan

     4.2*                   Form of Stock Option Agreement

     5.1                    Opinion of Vandeberg Johnson & Gandara

    23.1                    Consent of Elliott Tulk Pryce Anderson, Chartered
                            Accountants

    23.2                    Consent of Vandeberg Johnson & Gandara (see Exhibit
                            5.1)

* Incorporated by reference from the Company's registration statement on Form 10-SB filed with the Securities and Exchange Commission on April 14, 1999.